Issuer Free Writing Prospectus

Filed by Takeda Pharmaceutical Company Limited

Pursuant to Rule 433

Registration Statement No. 333-239409

June 29, 2020

TAKEDA PHARMACEUTICAL COMPANY LIMITED

US$2,500,000,000 2.050% SENIOR NOTES DUE 2030

FINAL TERM SHEET

Dated June 29, 2020

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	US$2,500,000,000 2.050% Senior Notes due 2030 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa2 (Stable) / S&P: BBB+ (Negative)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof

Pricing Date:	June 29, 2020

Settlement Date:	July 9, 2020 (T+7)

Maturity Date:	March 31, 2030

Principal Amount:	US$2,500,000,000

Coupon:	2.050% (per annum, payable semi-annually in arrears)

Interest Payment Dates:	March 31 and September 30 of each year, commencing March 31, 2021

Issue Price:	99.804% plus accrued interest, if any, if settlement occurs after July 9, 2020

Benchmark Treasury:	0.625% due May 15, 2030

Benchmark Treasury Price/Yield:	100-01 / 0.622%

Spread to Benchmark:	T+145 bps

Yield to Maturity:	2.072%

Day Count Fraction:	30/360, unadjusted

Business Days:	New York, London, Tokyo

Business Day Convention:	Following

Concurrent Euro notes offering:	On June 29, 2020 (London time), the Company priced an offering of its €750,000,000 0.750% senior notes due 2027, €850,000,000 1.000% senior notes due 2029, €1,000,000,000 1.375% senior notes due 2032 and €1,000,000,000 2.000% senior notes due 2040 (collectively, the “Concurrent Euro Notes”), which is expected to close on the same day as the Notes being offered hereby. No Concurrent Euro Notes are being offered hereby.

Joint Bookrunners:	BofA Securities, Inc.
Morgan Stanley & Co. LLC

Passive Bookrunners:	SMBC Nikko Securities America, Inc.
Mizuho Securities USA LLC
J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.
ING FINANCIAL MARKETS LLC

Billing & Delivery:	BofA Securities, Inc.

Trustee:	The Bank of New York Mellon

Settlement:	DTC, Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to December 31, 2029 (the “par call date”) upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders. The redemption price for the Notes to be redeemed will be equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Notes were redeemed on the par call date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 25, 2020 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 25 basis points; plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The Company has the option to redeem the Notes, in whole or in part, at any time on or after the par call date upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	The Company intends to use the net proceeds from the sale of the Notes, together with the net proceeds from the Concurrent Euro Notes, primarily to prepay borrowings under the syndicated term loan incurred in connection with the acquisition of Shire plc in 2019, and other outstanding borrowings that the Company may decide to repay prior to their maturities. Any remaining proceeds will be used for general corporate purposes or to prepay other indebtedness.

CUSIP:	874060 AX4

ISIN:	US874060AX48

Common Code:	219884826

Governing Law:	New York Law

* A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.

The Company has filed a registration statement (including a prospectus dated June 24, 2020 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 25, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling BofA Securities, Inc. at 1-800-294-1322 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

No PRIIPs KID—No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the Preliminary Prospectus.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

US$1,500,000,000 3.025% SENIOR NOTES DUE 2040

FINAL TERM SHEET

Dated June 29, 2020

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	US$1,500,000,000 3.025% Senior Notes due 2040 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa2 (Stable) / S&P: BBB+ (Negative)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof

Pricing Date:	June 29, 2020

Settlement Date:	July 9, 2020 (T+7)

Maturity Date:	July 9, 2040

Principal Amount:	US$1,500,000,000

Coupon:	3.025% (per annum, payable semi-annually in arrears)

Interest Payment Dates:	January 9 and July 9 of each year, commencing January 9, 2021

Issue Price:	100.000% plus accrued interest, if any, if settlement occurs after July 9, 2020

Benchmark Treasury:	2.000% due February 15, 2050

Benchmark Treasury

Price/Yield:	115-05 / 1.375%

Spread to Benchmark:	T+165 bps

Yield to Maturity:	3.025%

Day Count Fraction:	30/360, unadjusted

Business Days:	New York, London, Tokyo

Business Day Convention:	Following

Concurrent Euro notes offering:	On June 29, 2020 (London time), the Company priced an offering of its €750,000,000 0.750% senior notes due 2027, €850,000,000 1.000% senior notes due 2029, €1,000,000,000 1.375% senior notes due 2032 and €1,000,000,000 2.000% senior notes due 2040 (collectively, the “Concurrent Euro Notes”), which is expected to close on the same day as the Notes being offered hereby. No Concurrent Euro Notes are being offered hereby.

Joint Bookrunners:	BofA Securities, Inc.

Morgan Stanley & Co. LLC

Passive Bookrunners:	SMBC Nikko Securities America, Inc.

Mizuho Securities USA LLC

J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc.

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

ING FINANCIAL MARKETS LLC

Billing & Delivery:	BofA Securities, Inc.

Trustee:	The Bank of New York Mellon

Settlement:	DTC, Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to January 9, 2040 (the “par call date”) upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders. The redemption price for the Notes to be redeemed will be equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Notes were redeemed on the par call date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 25, 2020 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 25 basis points; plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The Company has the option to redeem the Notes, in whole or in part, at any time on or after the par call date upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	The Company intends to use the net proceeds from the sale of the Notes, together with the net proceeds from the Concurrent Euro Notes, primarily to prepay borrowings under the syndicated term loan incurred in connection with the acquisition of Shire plc in 2019, and other outstanding borrowings that the Company may decide to repay prior to their maturities. Any remaining proceeds will be used for general corporate purposes or to prepay other indebtedness.

CUSIP:	874060 AY2

ISIN:	US874060AY21

Common Code:	219884885

Governing Law:	New York Law

* A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.

The Company has filed a registration statement (including a prospectus dated June 24, 2020 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 25, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling BofA Securities, Inc. at 1-800-294-1322 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

No PRIIPs KID—No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the Preliminary Prospectus.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

US$2,000,000,000 3.175% SENIOR NOTES DUE 2050

FINAL TERM SHEET

Dated June 29, 2020

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	US$2,000,000,000 3.175% Senior Notes due 2050 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa2 (Stable) / S&P: BBB+ (Negative)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof

Pricing Date:	June 29, 2020

Settlement Date:	July 9, 2020 (T+7)

Maturity Date:	July 9, 2050

Principal Amount:	US$2,000,000,000

Coupon:	3.175% (per annum, payable semi-annually in arrears)

Interest Payment Dates:	January 9 and July 9 of each year, commencing January 9, 2021

Issue Price:	100.000% plus accrued interest, if any, if settlement occurs after July 9, 2020

Benchmark Treasury:	2.000% due February 15, 2050

Benchmark Treasury Price/Yield:	115-05 / 1.375%

Spread to Benchmark:	T+180 bps

Yield to Maturity:	3.175%

Day Count Fraction:	30/360, unadjusted

Business Days:	New York, London, Tokyo

Business Day Convention:	Following

Concurrent Euro notes offering:	On June 29, 2020 (London time), the Company priced an offering of its €750,000,000 0.750% senior notes due 2027, €850,000,000 1.000% senior notes due 2029, €1,000,000,000 1.375% senior notes due 2032 and €1,000,000,000 2.000% senior notes due 2040 (collectively, the “Concurrent Euro Notes”), which is expected to close on the same day as the Notes being offered hereby. No Concurrent Euro Notes are being offered hereby.

Joint Bookrunners:	BofA Securities, Inc.
Morgan Stanley & Co. LLC

Passive Bookrunners:	SMBC Nikko Securities America, Inc.
Mizuho Securities USA LLC
J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc.
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.
ING FINANCIAL MARKETS LLC

Billing & Delivery:	BofA Securities, Inc.

Trustee:	The Bank of New York Mellon

Settlement:	DTC, Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to January 9, 2050 (the “par call date”) upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders. The redemption price for the Notes to be redeemed will be equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Notes were redeemed on the par call date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 25, 2020 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 30 basis points; plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The Company has the option to redeem the Notes, in whole or in part, at any time on or after the par call date upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	The Company intends to use the net proceeds from the sale of the Notes, together with the net proceeds from the Concurrent Euro Notes, primarily to prepay borrowings under the syndicated term loan incurred in connection with the acquisition of Shire plc in 2019, and other outstanding borrowings that the Company may decide to repay prior to their maturities. Any remaining proceeds will be used for general corporate purposes or to prepay other indebtedness.

CUSIP:	874060 AZ9

ISIN:	US874060AZ95

Common Code:	219884907

Governing Law:	New York Law

* A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.

The Company has filed a registration statement (including a prospectus dated June 24, 2020 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 25, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling BofA Securities, Inc. at 1-800-294-1322 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

No PRIIPs KID—No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the Preliminary Prospectus.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

US$1,000,000,000 3.375% SENIOR NOTES DUE 2060

FINAL TERM SHEET

Dated June 29, 2020

Issuer:	Takeda Pharmaceutical Company Limited (the “Company”)

Security:	US$1,000,000,000 3.375% Senior Notes due 2060 (the “Notes”)

Expected Issue Ratings*:	Moody’s: Baa2 (Stable) / S&P: BBB+ (Negative)

Format:	SEC registered

Status of Notes:	Senior, Unsecured

Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof

Pricing Date:	June 29, 2020

Settlement Date:	July 9, 2020 (T+7)

Maturity Date:	July 9, 2060

Principal Amount:	US$1,000,000,000

Coupon:	3.375% (per annum, payable semi-annually in arrears)

Interest Payment Dates:	January 9 and July 9 of each year, commencing January 9, 2021

Issue Price:	100.000% plus accrued interest, if any, if settlement occurs after July 9, 2020

Benchmark Treasury:	2.000% due February 15, 2050

Benchmark Treasury

Price/Yield:	115-05 / 1.375%

Spread to Benchmark:	T+200 bps

Yield to Maturity:	3.375%

Day Count Fraction:	30/360, unadjusted

Business Days:	New York, London, Tokyo

Business Day Convention:	Following

Concurrent Euro notes

offering:	On June 29, 2020 (London time), the Company priced an offering of its €750,000,000 0.750% senior notes due 2027, €850,000,000 1.000% senior notes due 2029, €1,000,000,000 1.375% senior notes due 2032 and €1,000,000,000 2.000% senior notes due 2040 (collectively, the “Concurrent Euro Notes”), which is expected to close on the same day as the Notes being offered hereby. No Concurrent Euro Notes are being offered hereby.

Joint Bookrunners:	BofA Securities, Inc.

Morgan Stanley & Co. LLC

Passive Bookrunners:	SMBC Nikko Securities America, Inc.

Mizuho Securities USA LLC

J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc.

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

ING FINANCIAL MARKETS LLC

Billing & Delivery:	BofA Securities, Inc.

Trustee:	The Bank of New York Mellon

Settlement:	DTC, Euroclear and Clearstream

Optional Redemption:	The Company has the option to redeem the Notes, in whole or in part, at any time prior to January 9, 2060 (the “par call date”) upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders. The redemption price for the Notes to be redeemed will be equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed; or (ii) the sum of the present values of the principal and the remaining scheduled payments of interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if such Notes were redeemed on the par call date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 25, 2020 relating to the Notes (the “Preliminary Prospectus Supplement”)) plus 30 basis points; plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

The Company has the option to redeem the Notes, in whole or in part, at any time on or after the par call date upon giving not less than 30 days nor more than 60 days’ notice of redemption to the trustee and the holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed up to, but excluding, the date of redemption.

Optional Tax Redemption:	The Notes may be redeemed at any time, at the Company’s option and sole discretion, in whole, but not in part, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the trustee and the holders (which notice shall be irrevocable), at the principal amount of the Notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if the Company has been or will be obliged to pay any additional amounts with respect to such Notes as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the Notes or (b) after the completion of any Succession Event (as defined in the Preliminary Prospectus Supplement), any change in, or amendment to, the laws or regulations of the jurisdiction of the succeeding entity or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided through the taking of reasonable measures available to us or the succeeding entity, as the case may be.

Use of Proceeds:	The Company intends to use the net proceeds from the sale of the Notes, together with the net proceeds from the Concurrent Euro Notes, primarily to prepay borrowings under the syndicated term loan incurred in connection with the acquisition of Shire plc in 2019, and other outstanding borrowings that the Company may decide to repay prior to their maturities. Any remaining proceeds will be used for general corporate purposes or to prepay other indebtedness.

CUSIP:	874060 BD7

ISIN:	US874060BD74

Common Code:	219884931

Governing Law:	New York Law

* A security rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agencies.

The Company has filed a registration statement (including a prospectus dated June 24, 2020 (the “Base Prospectus”)) and a preliminary prospectus supplement dated June 25, 2020 (together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, if you request it by calling BofA Securities, Inc. at 1-800-294-1322 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

No PRIIPs KID—No PRIIPs key information document (KID) has been prepared as the Notes are not available to retail investors in the EEA or in the United Kingdom. See “PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS” in the Preliminary Prospectus.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.